UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 24, 2014

READING INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

1-8625	95-3885184
(Commission File Number)	(I.R.S. Employer Identification No.)

6100 Center Drive Suite 900 Los Angeles, California	90045
(Address of Principal Executive Offices)	(Zip Code)

(213) 235-2240

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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Preliminary Note

Reading International, Inc. (“we,” “us,” “our” or the “company”) is filing this Current Report on Form 8‑K/A to amend and supplement the Form 8-K filed by us with the Securities and Exchange Commission (the “SEC”) on October 24, 2014 (the “Original Report”) relating to the death of James J. Cotter, Sr. on September 13, 2014.  Some of the following information is based on Schedules 13D filed with the SEC with respect to our common stock and other publicly available information.

Item 5.01.Changes in Control of Registrant

We  reported in the Original Report that all of James J. Cotter, Sr.’s stock holdings in the company, including 1,023,888 shares (the “Cotter Shares”) of our Class B Voting Stock (“Voting Stock”), as well as currently exercisable options to acquire an additional 100,000 shares of Voting Stock, were, at the time of his passing, held by the James J. Cotter Living Trust dated August 1, 2000, as amended (the “Trust”), and that upon his death the Trust became irrevocable.  Although the company’s stock register reflects that 327,808 of the Cotter Shares, constituting approximately 21.9% of the voting power of our outstanding capital stock, are held in the name of James J. Cotter, Sr., we are informed that, consistent with the information in the Original Report, Mr. Cotter, Sr. executed an assignment of stock reflecting the transfer of these shares to the Trust.    The company also is informed that,  in the event these shares were not effectively transferred by Mr. Cotter, Sr., pursuant to his last will and testament, they would eventually pour over into the Trust.  In the meantime, they may make up part of the Estate of James J. Cotter, Deceased (the “Estate”) that is being administered in the State of Nevada.  On December 22, 2014, the District Court of Clark County, Nevada, appointed Ellen Cotter and Margaret Cotter as co-executors of the Estate.

The company’s stock register indicates that 696,080 of the Cotter Shares, constituting approximately 46.5% of the voting power of our outstanding capital stock, are in the name of the Trust.  On June 5, 2013, the Declaration of Trust establishing the Trust was amended and restated (the “2013 Restatement”) to provide that, upon the death of James J. Cotter, Sr., the Trust’s  shares of Voting Stock are to be held in a separate trust, to be known as the “Reading Voting Trust,” for the benefit of the grandchildren of Mr. Cotter, Sr.  The 2013 Amendment names Margaret Cotter the sole trustee of the Reading Voting Trust, and James J. Cotter, Jr. is named as the first alternate trustee in the event that she is unable or unwilling to act.

On June 19, 2014, James J. Cotter, Sr. signed a 2014 Partial Amendment to Declaration of Trust (the “2014 Amendment”) that names Margaret Cotter and James J. Cotter, Jr. as the co-trustees of the Reading Voting Trust and provides that, in the event they are unable to agree upon an important trust decision, they shall rotate the trusteeship between them annually on each January 1st.  It further directs the trustees of the Reading Voting Trust to, among other things, vote such of the Cotter Shares held by the Reading Voting Trust in favor of the appointment of Ellen Cotter, Margaret Cotter and James J. Cotter, Jr. to our board of directors.

On February 6, 2015, Ellen Cotter and Margaret Cotter filed a Petition in the Superior Court of the State of California, County of Los Angeles, captioned In re James J. Cotter Living Trust dated August 1, 2000 (Case No. BP159755).  The Petition, among other things, seeks relief that could determine the validity of the 2014 Amendment and who between Margaret Cotter and James J. Cotter Jr. has authority as trustee or co-trustees of the Reading Voting Trust to vote the Cotter Shares (in whole or in part) and the scope and extent of such authority.  James J. Cotter, Jr. has advised us that he intends to file an opposition to the Petition.

The company is not a party to this lawsuit and takes no position as to the claims asserted or the relief sought therein.

Ellen Cotter, Margaret Cotter and James J. Cotter, Jr. are officers of the company or of various of its subsidiaries,  affiliates or consultants, as well as directors of the company.  According to their respective Schedules 13D filed with the SEC, all three consider their family’s holdings in our company to be long-term family assets, and they intend to continue our company in the direction established by their father.  Each is also a stockholder in the company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:February __, 2015	READING INTERNATIONAL, INC. By:

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